Exhibit 99.1

Brinks Home SecurityTM to Report Third Quarter 2020 Results on November 12, 2020

Dallas-Fort Worth, TX – November 9, 2020 – Monitronics International, Inc. and its subsidiaries, doing business as Brinks Home Security™, (“Brinks Home Security” or the “Company”) (OTC: SCTY) will issue a press release to report its results for the third quarter ended September 30, 2020 after the market closes on Thursday, November 12, 2020. The Company will host a conference call that day at 5:00 PM ET, in which management will provide an update on Brinks Home Security’s financial results as well as other matters impacting the business, including the Company’s continued response to the COVID-19 Pandemic.

Participating on the call will be Brinks Home Security’s Chief Executive Officer, William Niles, and Executive Vice President and Chief Financial Officer, Fred Graffam.

Registration for the conference call can be completed by visiting the following website prior to, or on the day of, the conference call: http://www.directeventreg.com/registration/event/7166334. Upon registering, each participant will be provided with call details and a registrant ID. Reminders will also be sent to registered participants via email. Alternatively, the conference call will be available via a live webcast. To access the live webcast or a replay, visit the Company’s investor relations website at https://ir.brinkshome.com/.

A replay of the call can also be accessed via phone through November 19, 2020 by dialing (800) 585-8367 from the U.S., or (416) 621-4642 from outside the U.S. The conference I.D. number is 7166334.

About Brinks Home Security

Brinks Home Security (OTC: SCTY) is one of the largest home security and alarm monitoring companies in North America. Headquartered in the Dallas-Fort Worth area, Brinks Home Security secures over 900,000 residential and commercial customers through highly responsive, simple security solutions backed by expertly trained professionals. The company has one of the nation’s largest networks of independent authorized dealers and agents – providing products and support to customers in the U.S., Canada, and Puerto Rico – as well as direct-to-consumer sales of DIY and professionally installed products.

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Contact:
    Erica Bartsch
    Sloane & Company
    212-446-1875
    ebartsch@sloanepr.com